Exhibit 23.1

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1994 Employee Stock Purchase Plan, as amended, of our reports dated February 25, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
August 1, 2011